                                                                    EXHIBIT 10.3


                                                               September 4, 2001


Fry's Electronics, Inc.
600 East Brokaw Road
San Jose, CA 95112

Ladies and Gentlemen:

          I understand that Fry's Electronics, Inc. (the "Buyer") is entering
                                                          -----
into a Merger Agreement with Cyberian Outpost, Inc. (the "Company") pursuant to
                                                          -------
which the Company will become a wholly-owned subsidiary of the Buyer (such transaction, the "Merger"). The undersigned stockholder of the Company (the
                  ------
"Stockholder") is prepared to enter into the following agreement with the Buyer,
------------
dealing with the common stock, par value $0.01 per share, of the Company owned by such Stockholder (the "Shares"), in order to induce the Buyer to enter into
                          ------
the Merger Agreement.

          We have agreed as follows:

          1.   Grant of Irrevocable Proxy.

               (a) The Stockholder hereby revokes any proxy heretofore granted with respect to any Shares owned by such Stockholder and hereby grants to the Buyer an irrevocable proxy under Section 212(e) of the Delaware General Corporation Law to vote, in any manner that the Buyer may determine in its sole and absolute discretion to be in the Buyer's own best interest, all of the Shares with respect to which such Stockholder has voting power at the date hereof at any meeting of stockholders of Company or action by written consent with respect to the Merger, the Merger Agreement or the transactions contemplated thereby. It is expressly understood and agreed that the foregoing irrevocable proxy is coupled with an interest and that the Buyer shall have no duty, liability and obligation whatsoever to the Stockholder arising out of the exercise by the Buyer of the foregoing irrevocable proxy. The Stockholder expressly acknowledges and agrees that (i) such Stockholder will not impede the exercise of the Buyer's rights under the Merger Agreement, (ii) the irrevocable proxy granted hereunder secures, among other things, the duty in clause (i), and
(iii) such Stockholder waives and relinquishes any claim, right or action such Stockholder might have, as a stockholder of the Company or otherwise, against the Buyer or any of its Affiliates in connection with any exercise of the irrevocable proxy granted hereunder.

               (b) The Stockholder hereby waives notice or right to notice of or to any and all special and general meetings of stockholders during the term of this Agreement and further severally agrees that if any notice is given by Company to the Buyer, such notice will be deemed to have been validly given to such Stockholder for all purposes.

          2. Restrictions on Sale or other Disposition of Shares by the Stockholder. The Stockholder hereby agrees that from and after the date hereof and during the term of this Agreement the Stockholder will not, directly or indirectly, without the prior written consent of the Buyer, sell, assign, hypothecate, transfer, pledge, give, place in trust or dispose of (including,
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without limitation, by granting of proxies, or relinquishment of voting rights, with respect to) any of the Shares owned by such Stockholder, except for the grant of the irrevocable proxy as provided for herein and except for non-volitional transfers by operation of law.

     3. Representations and Warranties. The Stockholder represents and warrants to the Buyer as follows:

          (a) The Stockholder has the all necessary rights, power and authority to execute, deliver and perform his obligations under this Agreement. This Agreement has been duly executed and delivered by the Stockholder and constitutes his legal and valid obligation enforceable against such Stockholder in accordance with its terms.

          (b)  Except as set forth in Note (1) on Appendix A hereto, the
                                                  ----------
Stockholder is the record owner of the Shares listed under his name on Appendix
                                                                       --------
A and the Stockholder has plenary voting and dispositive power with respect to
-
such Shares; the Stockholder owns no other shares of the capital stock of the Company; there are no proxies, voting trusts or other agreements or understandings to which such Stockholder is a party or bound by and which expressly require that any of the Shares be voted in any specific manner other than this Agreement; and such Stockholder has not entered into any agreement or arrangement inconsistent with this Agreement.

          4. Equitable Remedies. The parties hereto acknowledge that irreparable damage would result if this Agreement is not specifically enforced and that, therefore, the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, not be exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

          5. Miscellaneous. This Agreement shall terminate on the earlier of the Effective Date (as defined in the Merger Agreement) or the termination of the Merger Agreement. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles.

                          [Intentionally left blank]

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                                                  Sincerely,




                                                  /s/  Darryl Peck

                                                  Darryl Peck


Accepted and Agreed to:

FRY'S ELECTRONICS, INC.

By:   /s/ Kathryn J. Kolder
Its:  Executive Vice-President

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

                                  APPENDIX A
                                  ----------



--------------------------------------------------------------------------------
            NAME OF STOCKHOLDER                   NUMBER OF SHARES OWNED
--------------------------------------------------------------------------------
Darryl Peck                                             3,141,222 (1)
--------------------------------------------------------------------------------

Notes:
-----

(1) Includes 185,100 Shares held by a limited partnership of which Mr. Peck is the sole general partner.




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